CURRENT REPORT FOR ISSUERS SUBJECT TO THE

1934 ACT REPORTING REQUIREMENTS

FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

May 3, 2008

Date of Report

(Date of Earliest Event Reported)

JPAK GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada		20-1977020
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 Xinghua Road

Qingdao, Shandong Province

People’s Republic of China

266401

(Address of principal executive offices (zip code))

(86-532) 84616387

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.02: Non-reliance on previously issued financial statements or a related audit report or completed interim review

Restatement of June 30, 2007, Audited Financial Statements

On May 3, 2008, the Board of Directors of Jpak Group, Inc. (“we”, “us”, “our” or the "Company") concluded that the Company is required to restate its previously issued audited financial statements for the year ended June 30, 2007. Subsequent to the issuance of the June 30, 2007 financial statements, management identified various errors in connection with its 2007 financial statements and determined that a restatement was necessary in respect of the following:

(a) Revision of reverse acquisition accounting.  On August 9, 2007, we completed a reverse acquisition of Jpak Group Co., Ltd. (“Jpak Ltd”), a Cayman Islands Company.   As a result, Jpak Ltd became our wholly owned subsidiary.  Previously, in September 2006, Jpak Ltd acquired an 88.23% equity interest in Qingdao Renmin, our primary operating subsidiary located in the city of Qingdao in Shandong Province in the Peoples Republic of China, through Grand International, a Hong Kong company, which is the wholly owned subsidiary of Jpak Ltd.  In July 2007, Grand International acquired the remaining 11.77% state-owned equity interest in Qingdao Renmin and now owns 100% equity interest in Qingdao Renmin.  The acquisition of Qingdao Renmin was initially accounted for using the purchase method. Subsequent to the issuance of the June 30, 2007, financial statements, management revisited the acquisition and deemed the transaction to be a reverse acquisition for accounting purposes. Qingdao Renmin was considered to be the accounting acquirer as both Grand International and Jpak Ltd were holding companies with no significant operations and Qingdao Renmin continues as the primary operating entity even after the exchange, although Jpak Ltd is the legal parent company.  As such, Qingdao Renmin (and its historical financial statements) is the continuing entity for financial reporting purposes and the share exchange will be treated as a recapitalization of Jpak Ltd.  Thus, Jpak Ltd is the continuing entity for financial reporting purposes.  Accordingly, we will prepare the financial statements as if Jpak Ltd had always been the reporting company and then on the share exchange date, changed its name and reorganized its capital stock.  Accordingly, we shall revise our financial statements to reflect reverse merger accounting by eliminating the goodwill and adjusting the additional paid-in capital.

(b) Revision of capitalized costs related to financing transaction. In connection with the US$5,500,000 financing that we completed in August 2007, we granted warrants, with an exercise price of US$0.50 per share, to purchase up to 990,000 shares of common stock to the placement agent of the Financing. The expiration date of this warrant is May 17, 2011. Furthermore, as a result of the investors’ exercise of their Series J warrants in December 2007, we granted the placement agent an additional warrant to purchase up to 750,000 shares of common stock with an exercise price of US$0.60 per share; the expiration date of this warrant is December 28, 2011. These placement agent warrants have the same terms as the Series A and Series B Warrants we issued to the investors.  The cost related to the two placement agent warrants were originally capitalized and amortized over the term of the warrants.  However, after further  discussion  and research, we  believe  the  warrants  issued to  the placement  agents  are directly attributable to raising capital; if we had not issued the warrants to the placement agent, we would have paid the same amount of cash as the fair value of the warrants.  Therefore, we will allocate the proceeds received in a financing transaction to the preferred shares and warrants on a relative fair value basis to the additional paid-in capital of preferred shares and common shares, respectively.

(c) Revision of the translation method of cash flow statement.  All of our operations are conducted in China through Qingdao Renmin.  The original cash flow was prepared by translating the cash flow in RMB into US dollars using the average exchange rate of the period; however, the assets and liabilities items cannot be reconciled with the balance sheet.  To correct this, we are going to change our translation method by translating the assets and liabilities into US dollars first using the period-end exchange rates before preparing the cash flow statements.  As a result, the cash flow in US dollars will reconcile with the balance sheets.

As a result of the Board’s decision and the aforementioned revisions to our financial statements, our previously issued financial statements for the year ended June 30, 2007 (which were included in our Registration Statement on Form S-1), and the periods ended September 30, 2007, and December 31, 2007, should no longer be relied upon. We intend to file the respective amended financial statements in an amendment to our: Registration Statement on Form S-1, 10-Q for the period ended September 30, 2007, and 10-Q for the period ended December 31, 2007, reflecting the restatement for the stated periods on or before May 30, 2008. The decision to restate the financial statements was based on discussions our board of directors had with our registered independent auditors. Other than as described above, the restatements have no other effects on our results of operations or financial condition as previously reported for the stated period.

Item 9.01:  Financial Statements and Exhibits

(c) Exhibits

Exhibit No.

Description

16.1	Letter from Patrizio & Zhou dated May 7, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Jpak Group, Inc.

By:	/s/ Yijun Wang
Yijun Wang